Exhibit 99.2

Statement Under Oath of Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Marc G. Naughton, Senior Vice President, Treasurer and Chief Financial Officer of Cerner Corporation, state and attest that:

(1)  To the best of my knowledge, based upon a review of the covered reports of Cerner Corporation, and, except as corrected or supplemented in a subsequent covered report:

no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)  I reviewed the contents of this statement with Cerner Corporation’s audit committee.

(3)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

Annual Report on Form 10-K for the Year Ended December 29, 2001 of Cerner Corporation

all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Cerner Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

any amendments to any of the foregoing

Subscribed to and sworn to before me this 13th day of

/s/ Marc G. Naughton Marc G. Naughton Senior Vice President, Treasurer and Chief Financial Officer August 13, 2002	Subscribe and sworn to before me this 13th day of August, 2002 /s/ Guadalupe Coursey Notary Public
My Commission Expires: 6/4/06